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
                                               CRANE CO. AND SUBSIDIARIES
                                    COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                             (IN $ 000'S EXCEPT RATIO DATA)
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
                                               1994            1995            1996            1997            1998
                                           ---------------------------------------------------------------------------
Earnings Before Income Taxes                  91,227         121,468         145,020         175,837         214,641

Add:
   Minority Interest                               -               -              23             252             501
   Interest Expense                           24,171          26,913          23,420          23,817          27,819
   Amortization of Debt Discount (OID)           217             246             246             221             166
   Portion of Rents Representative of
       Interest Factor (1/3)                   5,346           5,478           5,148           4,917           4,785
                                           ---------------------------------------------------------------------------
                                             120,961         154,105         173,857         205,044         247,912


Fixed Charges:
   Interest Expense                           24,171          26,913          23,420          23,817          27,819
   Amortization of Debt Discount (OID)           217             246             246             221             166
   Portion of Rents Representative of
       Interest Factor (1/3)                   5,346           5,478           5,148           4,917           4,785
Preferred Stock Dividends                         69              72              72              71              98
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                                              29,803          32,709          28,886          29,026          32,868
                                           ---------------------------------------------------------------------------
Ratio of Earnings To Fixed Charges              4.06            4.71            6.02            7.06            7.54
                                           ---------------------------------------------------------------------------
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